                         TRAVELOCITY HOLDINGS SUB INC.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                           SABRE HOLDINGS CORPORATION
           HAS INCREASED THE PRICE OF ITS OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                              TRAVELOCITY.COM INC.
                                       TO
                              $28.00 NET PER SHARE
--------------------------------------------------------------------------------
  THE AMENDED OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW
      YORK CITY TIME, ON FRIDAY, APRIL 5, 2002, WHICH DATE MAY BE EXTENDED.
--------------------------------------------------------------------------------

                                 MARCH 18, 2002

TO OUR CLIENTS:

    Enclosed for your consideration are the supplement dated March 18, 2002 (the "Supplement") to the Offer to Purchase, dated March 5, 2002 (the "Offer to Purchase") and the related revised (yellow) Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Amended Offer") in connection with the offer by Travelocity Holdings Sub Inc., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Sabre Holdings Corporation, a Delaware corporation ("Sabre"), to purchase all outstanding shares of common stock, par value $.001 per share (the "Shares"), of Travelocity.com Inc., a Delaware corporation ("Travelocity"), at an increased price of $28.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Amended Offer.

    WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF THE SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED REVISED (YELLOW) LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Amended Offer. Your attention is directed to the following:

        1. The increased offer price is $28.00 per Share, net to the seller in cash without interest.

        2.  The Amended Offer is being made for all outstanding Shares.

        3. A SPECIAL COMMITTEE OF OUTSIDE, INDEPENDENT DIRECTORS OF TRAVELOCITY'S BOARD OF DIRECTORS HAS DETERMINED THAT THE AMENDED OFFER PRICE IS ADEQUATE. BASED ON THAT DETERMINATION, THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS OF TRAVELOCITY, WITH BOTH SPECIAL COMMITTEE DIRECTORS VOTING IN FAVOR, ONE DIRECTOR VOTING AGAINST, AND SIX DIRECTORS ABSTAINING, HAVE RECOMMENDED THAT STOCKHOLDERS ACCEPT THE AMENDED OFFER AND TENDER THEIR SHARES.

        4.  THE AMENDED OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
    12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, APRIL 5, 2002, WHICH DATE MAY BE EXTENDED.

        5. The Amended Offer is conditioned upon, among other things, there being validly tendered and not withdrawn a sufficient number of Shares such that, after the Shares are purchased pursuant to the Amended Offer, Sabre and its subsidiaries would own at least 90% of the Shares on an as-converted basis. The Amended Offer is also subject to the other conditions set forth in the Amended Offer. See Sections 1 and 11 of the Supplement.

        6. Tendering holders of Shares ("Holders") whose Shares are registered in their own name and who tender directly to The Bank of New York, as depositary (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the revised (yellow) Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Amended Offer. However, Federal income tax backup withholding at a rate of 30% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 8 of the revised (yellow) Letter of Transmittal.

        7. Notwithstanding any other provision of the Amended Offer, payment for Shares accepted for payment pursuant to the Amended Offer will in all cases be made only after timely receipt by the Depositary of
    (a) certificates evidencing such Shares (or a confirmation of a book-entry transfer of such Shares (a "Book-Entry Confirmation") with respect to such Shares) into the Depositary's account at The Depository Trust Company,
    (b) either the original (blue) or the revised (yellow) Letter of Transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 3 to the Offer to Purchase) in lieu of the Letter of Transmittal) and (c) any other documents required by the revised (yellow) Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE OF THE TENDERED SHARES BE PAID BY PURCHASER, REGARDLESS OF ANY EXTENSION OF THE AMENDED OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

    The Amended Offer is being made only by the Supplement, the Offer to Purchase and the related revised (yellow) Letter of Transmittal and any amendments or supplements thereto, and is being made to all holders of the Shares. The Amended Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction where the making of the Amended Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

    If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

    SHARES PREVIOUSLY VALIDLY TENDERED AND NOT WITHDRAWN CONSTITUTE VALID TENDERS FOR PURPOSES OF THE AMENDED OFFER. STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY FURTHER ACTION WITH RESPECT TO SUCH SHARES IN ORDER TO RECEIVE THE INCREASED OFFER PRICE OF $28.00 PER SHARE IF SHARES ARE ACCEPTED FOR PAYMENT AND PAID FOR BY PURCHASER PURSUANT TO THE AMENDED OFFER.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                              TRAVELOCITY.COM INC.
                                       BY
                         TRAVELOCITY HOLDINGS SUB INC.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                           SABRE HOLDINGS CORPORATION

    The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated March 5, 2002, as amended and supplemented by the Supplement thereto dated March 18, 2002 and the related revised (yellow) Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Amended Offer") in connection with the offer by Travelocity Holdings Sub Inc., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Sabre Holdings Corporation, a Delaware corporation ("Sabre"), to purchase all outstanding shares of common stock, par value $.001 per share (the "Shares"), of Travelocity.com Inc., a Delaware corporation ("Travelocity"), at an increased price of $28.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Amended Offer.

    This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the offer.
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
Number of Shares to be Tendered:*              SIGN HERE
Account No.:                                   Signature(s):
Dated:
                                               Print Name(s):

                                               Address(es):

                                               Area Code and Telephone Number:

                                               Tax Identification or Social Security
                                               Number:


  --------------------------

  * Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                       3